Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS COMPLETES ACQUISITION OF ESSELTE GROUP HOLDINGS AB

LAKE ZURICH, ILLINOIS, February 1, 2017 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products, today announced that it has completed the acquisition of Esselte Group Holdings AB (“Esselte”). The combination improves ACCO Brands’ scale and enhances its position as an industry leader in Europe.

“We are excited to add Esselte, its talented employees and its portfolio of products and brands to the ACCO Brands family,” said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. “This transaction, together with the Pelikan Artline acquisition completed in May 2016, is expected to deliver approximately $31 million of annual synergies by the third anniversary of the Esselte closing.”

The company’s newly combined European business will be run by Cezary Monko, formerly the president and chief executive officer of Esselte, who will report directly to Elisman.

Going forward the Esselte acquisition is expected to:

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Yield an estimated $23 million of annualized pre-tax synergy savings, or approximately $0.13 per share, by the third anniversary of the closing, excluding one-time restructuring, integration and purchase accounting costs;

•	Result in $0.12 adjusted EPS accretion in the first 12-month period, including synergies of $0.03 per share but excluding charges;

•	Generate incremental free cash flow of approximately $55 million in year three;

•	Create a premier branded pan-European player, providing greater consumer access, deeper channel relationships and cost leverage; and

•	Add important new brands and products in key categories to ACCO Brands’ existing portfolio of leading brands and provide incremental sales opportunities outside of Europe.

Concurrently with closing the acquisition, the company entered into new senior credit facilities, which include a new Euro-denominated term loan to fund the transaction. The new senior credit facilities, along with new 5.25% senior unsecured notes due 2024, which were issued on December 22, 2016, provide the company with a more optimal credit structure and lower interest rates.
Also, as a result of this acquisition, the company expects to realign its business segments for financial reporting purposes beginning with the first quarter results. The company will provide more details at the time of its first quarter report.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world.

Non-GAAP Financial Measures

In this press release, the company provides forward-looking financial information on a non-GAAP basis for adjusted earnings per share and free cash flow. However, the company does not provide a reconciliation of adjusted earnings per share or free cash flow to GAAP because the GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our effective tax rate and other charges reflected in our historical numbers. The probable significance of each of these items is high and based on historical experience could be material.

We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our prospects for the future.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the synergies we expect to realize from the Esselte and Pelikan Artline acquisitions; changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: our ability to realize the growth opportunities, synergies and other potential benefits of acquiring Esselte and successfully combine it with our existing business; the concentration of our business with a relatively limited number of large and sophisticated customers; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013; risks associated with foreign currency fluctuations; our ability to realize the synergies, growth opportunities and other potential benefits of the Pelikan Artline acquisition and successfully combine Pelikan Artline with our existing Australian business; shifts in the channels of distribution of our products; challenges related to the highly competitive business segments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs, competitors’ ability to source lower-cost products in local currencies and competition from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop and market innovative products that meet end-user demands; commercial and consumer spending decisions during periods of economic uncertainty or weakness; a failure of our information technology systems or supporting infrastructure or an information security breach; our ability to successfully expand our business in emerging markets which generally involve more financial, operational, legal and compliance risks and create exposure to unstable political conditions, civil unrest and economic volatility; our ability to grow profitably through acquisitions; the ability of our Computer Products Group to successfully compete in a rapidly changing and highly competitive industry; the impact of regulatory and self-regulatory requirements, litigation, regulatory actions or other legal claims or proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with seasonality, raw material, labor and transportation cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; risks associated with our substantial indebtedness, including our significant debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; our failure to comply with customer contracts; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

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